Exhibit 16.1

[FIRM LETTERHEAD]

September 29, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Viveve Medical Inc.'s (formerly PLC Systems, Inc.) statements included under Item 4.01 of its Form 8-K filed on September 29, 2014 and we agree with such statements concerning our firm.

McGladrey LLP